Exhibit 5.2

Brian Leaf

T: +1 703 456 8053

bleaf@cooley.com

May 17, 2023

Super Group (SGHC) Limited

Kingsway House, Havilland Street

St. Peter Port, Guernsey

GYI 2QE

Ladies and Gentlemen:

We have acted as special U.S. counsel to Super Group (SGHC) Limited, a non-cellular company organized under the laws of the Island of Guernsey (the “Company”), in connection with the filing by the Company of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”), that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of:

•	ordinary shares, no par value per share, of the Company (the “Ordinary Shares”);

•	preferred shares, no par value per share, of the Company (the “Preferred Shares”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.1 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•

warrants to purchase Ordinary Shares, Preferred Shares, or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company in the form to be incorporated by reference as an exhibit to the Registration Statement (the “Warrant Agreement”);

•	rights to purchase any other securities of the Company (the “Rights”); and

•	units comprising one or more of the other securities of the Company (the “Units”).

The Ordinary Shares, the Preferred Shares, the Debt Securities, the Warrants, the Rights, and the Units plus any additional Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Rights, and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

Super Group (SGHC) Limited

May 17, 2023

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In connection with this opinion, we have examined and relied upon such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We are not hereby rendering any opinion with respect to any Ordinary Shares or Preferred Shares issuable upon the conversion or exercise, as applicable, of any Debt Securities, any Warrants, any Rights, or any Units. We have also assumed that with respect to any Debt Securities issuable upon the exercise of any Warrants, Rights, or Units, the applicable Warrants, Rights, or Units will be valid and legally binding obligations of the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief including, without limitation, specific performance. We have assumed that (i) the Company is validly existing under the laws of the Island of Guernsey, has the corporate power to enter into and perform its obligations under the Debt Securities, the Indenture, the Warrants, the Rights, and the Units in accordance with their respective terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities, the Indenture, the Warrants, the Rights, or the Units in accordance with its organizational documents and the laws of the Island of Guernsey, (iii) any Ordinary Shares or Preferred Shares issued upon conversion of the Debt Securities or upon exercise of Warrants, Rights, or Units will be duly authorized, validly issued, fully paid and non-assessable and (iv) the execution, delivery and performance by the Company of its obligations under the Debt Securities, the Indenture, the Warrants, the Rights, or the Units will not violate the laws of the Island of Guernsey or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities, any Warrants, any Rights, or any Units offered under the Registration Statement and the related Indenture, Warrant Agreements, Rights Agreement, or Unit Agreements, as applicable, will be executed in the forms filed or will be incorporated by reference as exhibits to the Registration Statement.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to any series of Debt Securities issued under the Indenture and offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the terms of the Debt Securities and their issuance and sale, including as to any Ordinary Shares or Preferred Shares to be issued on the conversion thereof, have been duly authorized by the Company by all necessary corporate action and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument

Cooley LLP 11951 Freedom Dr., Suite 1400 Reston, VA 20194-5656

t: +1 703 456 8053 f: +1 703 456 8100 cooley.com

Super Group (SGHC) Limited

May 17, 2023

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binding upon the Company, so as to be in conformity with the Company’s then operative articles of incorporation (the “Articles of Incorporation”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants, Rights, or Units in accordance with their terms, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2. With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants, including as to any Ordinary Shares, Preferred Shares or Debt Securities to be issued on the exercise thereof, have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Rights or Units, will be valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP 11951 Freedom Dr., Suite 1400 Reston, VA 20194-5656

t: +1 703 456 8053 f: +1 703 456 8100 cooley.com

Brian Leaf

T: +1 703 456 8053

bleaf@cooley.com

Sincerely,

COOLEY LLP

By:	/s/ Brian Leaf
Brian Leaf

Cooley LLP 11951 Freedom Dr., Suite 1400 Reston, VA 20194-5656

t: +1 703 456 8034 f: +1 703 456 8100 cooley.com